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                                                                    Exhibit 16.1

April 30, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Madam or Sir:

We have read the statements under the caption "Change of Independent Auditors" made by Computer Programs and Systems, Inc. (the Company), included as part of Amendment No. 1 to the Company's Registration Statement on Form S-1 dated April 30, 2002. We agree with the statements concerning our Firm under such caption in the Form S-1.


Very truly yours,

/s/ Wilkins Miller, P.C.
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Wilkins Miller, P.C.